                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.


Name of Subsidiary                         Place of Incorporation
-------------------                        ----------------------
Compass Bank                               Alabama
Compass Bancshares Insurance, Inc.         Alabama
Compass Brokerage, Inc.                    Alabama
Compass Mortgage Corporation               Delaware
Compass Capital Markets, Inc.              Alabama
Compass Multistate Services Corporation    Alabama
Compass Fiduciary Services, Ltd., Inc.     Alabama
Compass Financial Corporation              Alabama
Central Bank of the South                  Alabama
Compass Securities, Inc.                   Alabama
Central Land Holding Corporation           Alabama
Compass Investments, Inc.                  Alabama
Compass Underwriters, Inc.                 Alabama
Compass Bank, N.A.                         United States
Compass Bank                               United States
Compass Banks of Texas, Inc.               Delaware
Compass Bancorporation of Texas, Inc.      Delaware
Compass Bank - Dallas                      Texas
River Oaks Trust Company                   Texas
Compass Texas Management, Inc.             Texas
River Oaks Trust Corporation               Texas
Compass Bank - Houston                     Texas
River Oaks Bank Building, Inc.             Texas
River Oaks Securities, Inc.                Texas
P.I. Holdings No. 1, Inc.                  Texas
P.I. Console, Inc.                         Texas
P.I. Holdings No. 2, Inc.                  Texas
Compass Bank - San Antonio                 Texas
